AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

4608 Roseville Road, Highlands Eighty Commerce Center]

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement"), dated for reference purposes only as of November 25 2002, is entered into by and between CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership ("Seller"), and Browne Cattle Co. A Calif. Corporation, or assignee("Buyer").

RECITALS

    Seller is the owner of that certain real property, commonly known as 4608 Roseville Road, located in Sacramento County (the "County"), California, and more particularly described on Exhibit A attached hereto (the "Land").
    On the Land there is a building comprised of approximately seventeen thousand, two hundred eighty (17,280) gross square feet (the "Building"), and related improvements (the Building and such other improvements are hereinafter collectively referred to as the "Improvements"; and the Land and the Improvement are hereinafter collectively referred to as the "Property").
    The Property is located in a planned development, consisting of eight (8) separate legal parcels, commonly known collectively as Highlands Eighty Commerce Center (the "Project").
    Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property, pursuant to the terms of this Agreement.

    NOW, THEREFORE, the parties agree as follows:

    The terms and conditions of this Agreement and the instructions to First American Insurance Title Company ("Escrow Holder") with regard to the escrow ("Escrow") created pursuant hereto are as follows:

    AGREEMENT

      Purchase and Sale; Effective Date. FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement. For the purpose of this Agreement, the date on which the last party executing this Agreement delivers it to the other party shall hereinafter be referred to as the "Effective Date."
      Purchase Price. The purchase price (the "Purchase Price") for the Property shall be One Million Eight Hundred Fifty Thousand Dollars ($1,850,000).
      Payment of Purchase Price. The Purchase Price shall be payable by Buyer to Seller as follows:
        Initial Deposit. Concurrently with Buyer's execution and delivery of this Agreement, Buyer shall deliver to Seller the sum of Five Thousand and no/100ths Dollars ($5,000) (the "Initial Deposit"), in immediately available funds, payable to Escrow Holder.
        Second Deposit. Not later than 5:00 p.m. on the third (3rd) business day following the day that Buyer receives a fully executed counterpart of this Agreement from Seller, Buyer shall deposit with Escrow Holder an additional Seventy Thousand and no/100ths Dollars ($70,000) in immediately available funds (the "Second Deposit"). The Initial Deposit and Second Deposit are collectively hereinafter referred to as the "Deposit".
        Escrow Holder's Handling of Deposit. The Deposit shall be invested by Escrow Holder with a financial institution specified by Seller, in a federally insured interest-bearing demand account and the Deposit and all interest accrued thereon shall be credited to the Purchase Price upon the Close of Escrow (as hereinafter defined).
        Balance of the Purchase Price at Close of Escrow. On or before the Close of Escrow, Buyer shall deposit with Escrow Holder the balance of the Purchase Price, plus Buyer's share of closing costs, prorations and charges payable pursuant to this Agreement, in immediately available funds, which shall be paid to Seller at Close of Escrow.
      Escrow.
        Opening of Escrow. On or before the second (2nd) business day following the Effective Date, Seller shall open the Escrow with Escrow Holder. Buyer and Seller agree to execute and deliver to Escrow Holder, in a timely manner, all escrow instructions necessary to consummate the transaction contemplated by this Agreement; without limiting the generality of the foregoing provisions of this sentence, the parties agree to execute and deliver the Escrow Holder's "Escrow General Provisions" attached hereto as Exhibit B and by this reference incorporated herein. Any such supplemental instructions shall not conflict with, amend, or supersede any portion of this Agreement. If there is any inconsistency between such supplemental instructions and this Agreement, this Agreement shall control.
        Close of Escrow. For the purpose of this Agreement, the "Close of Escrow" shall be defined as the date that the Grant Deed (as defined in Section 5 below) is recorded in the Official Records of the County. The Close of Escrow shall occur on the date (the "Closing Date") designated by Buyer in a written notice delivered to Seller and Escrow Holder (the "Closing Date Notice"), which Closing Date Notice shall be provided not later than the last day of the Contingency Period referenced in Section 7(a)(iii) below. In no event shall the Closing Date Notice specify a Closing Date that would occur: (i) any earlier than the date that is the fifth (5th) business day after the date that Seller and Escrow Holder receive the Closing Date Notice, or (ii) any later than the date that is the forty-fifth (45th) calendar day following the Effective Date. Buyer's giving of the Closing Date Notice shall constitute an approval of the Property by Buyer and a waiver of any contingencies in this Agreement for Buyer's benefit. Should Buyer fail to provide a timely and proper Closing Date Notice, but have otherwise performed all of its obligations under this Agreement, Seller shall have the right but not the obligation, by written notice to Buyer and Escrow Holder, to designate the Closing Date.
      Condition of Title. The Property shall be conveyed to Buyer by Seller by grant deed, in the form customarily used by Escrow Holder in the County ("Grant Deed"), subject only to a lien to secure payment of real estate taxes and assessments, not delinquent; (ii) the lien of supplemental taxes, not delinquent; (iii) all matters apparent from an inspection of the Property and all other title matters affecting the Property created by or with the written consent of Buyer; (iv) exceptions to title approved and/or accepted by Buyer in accordance with this Agreement (including the Approved Exceptions referenced in this Section 5 below, and the Declaration referenced in Section 7(a)(ii) below), (v) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property; and (vi) the lease or leases, if any (the "Leases"), that will encumber the Property as of the Close of Escrow, which are listed on Exhibit C and by this reference incorporated herein (collectively, "Approved Condition of Title"). Buyer has received and reviewed (i) that certain Preliminary Report issued by First American Title Insurance Company, dated May 30, 2002, issued under Order No.909591 (the "Preliminary Report"), and all documents, whether recorded or unrecorded, referred to in the Preliminary Report, and Buyer hereby approves all exceptions shown thereon, except for Exception Nos. ________, which Seller shall endeavor to remove prior to the Close of Escrow; and (ii) that certain ALTA Survey prepared by Baker-Williams Engineering Group, dated June 2002, as job number 01-08-093 (the "ALTA Survey); such approved exceptions, together with the matters shown on the ALTA Survey and such additional exceptions as may arise prior to Close of Escrow but which do not materially interfere with the Buyer's use and enjoyment of the Property following the Close of Escrow, are collectively referred to as the "Approved Exceptions".
      Title Policy. Title shall be evidenced by the Escrow Holder's title insurance underwriter (the "Title Company") issuing its California Land Title Association ("CLTA") Owner's Policy of Title Insurance to Buyer in an amount equal to the Purchase Price, showing title to the Property vested in Buyer, subject only to the Approved Condition of Title (the "Title Policy"). Seller shall pay the expense of issuing the Title Policy. If Buyer elects to have the Title Company issue its American Land Title Association Extended Coverage Owner's Policy of Title Insurance ("ALTA"), Buyer shall pay for the expense of such ALTA premium increment, and any endorsements thereto. The failure to obtain such ALTA coverage shall not be a condition to, nor shall it delay, the Close of Escrow.
      Conditions to Close of Escrow.
        Conditions to Buyer's Obligations. The Close of Escrow and Buyer's obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (or Buyer's waiver thereof) for Buyer's benefit on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:
          Title Insurance. As of the Close of Escrow, the Title Company shall have issued or shall have committed to issue the Title Policy to Buyer.
          Planned Development Documents. Not later than 5:00 p.m. on the thirtieth (30th) day following the Effective Date, Buyer shall deliver to Seller and Escrow Holder written notice of its approval or disapproval of the following documents (of which Buyer acknowledges prior receipt):
            Declaration of Covenants, Conditions and Restrictions for Highlands Eighty Commerce Center (the "Declaration").
            Articles of Incorporation of Highlands Eighty Commerce Center Owners Association.
            Bylaws of Highlands Eighty Commerce Center Owners Association.

          Buyer acknowledges that Buyer will be required to be a member of the Highlands Eighty Commerce Center Owners Association. Notwithstanding Buyer's approval of the foregoing documents, Seller reserves the right to modify such documents as may be required by law, any title insurance company, or any institutional lender whose loan is secured by a lien on any property located in the Project.

          Inspections and Studies. For a period commencing on the Effective Date and terminating at 5:00 p.m. on the thirtieth (30th) day thereafter ("Contingency Period"), Buyer shall have the right to conduct any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies, soils, seismic and geologic reports, and environmental testing) with respect to the Property as Buyer may elect to make. Prior to the expiration of the Contingency Period, Buyer shall deliver to Seller and Escrow Holder written notice of its approval or disapproval, which shall be made in Buyer's sole and absolute discretion, of the Property and the Documents and Materials. The cost of any such inspections, tests and/or studies shall be borne by Buyer (in addition, Buyer shall pay certain costs relating to the Inspection Reports, pursuant to Section 10 below). Between the Effective Date and the Close of Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Property at reasonable times during ordinary business hours to make any and all reasonable inspections and tests as may be necessary or desirable. Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller) and hold Seller, its agents, employees, trustees, directors and officers, and the Property harmless from any and all damage arising out of or in connection with such entry and/or activities upon the Property by Buyer, its agents, employees or contractors; such indemnification, defense and hold harmless obligations shall survive the Close of Escrow or termination of this Agreement.

          Prior to any entry on to the Property by Buyer, Buyer's agents, contractors, subcontractors or employees, Buyer shall deliver to Seller an endorsement to Buyer's commercial general liability insurance policy which evidences that Buyer is carrying a commercial general liability insurance policy with a financially responsible insurance company reasonably acceptable to Seller, covering the activities of Buyer, and Buyer's agents, contractors, subcontractors and employees on or upon the Property. Such endorsement shall evidence that such insurance policy shall have a per occurrence limit of at least One Million and No/100ths Dollars ($1,000,000.00) and an aggregate limit of at least One Million and No/100ths Dollars ($1,000,000.00), shall name Seller as an additional insured, shall be primary and non-contributing with any other insurance available to Seller and shall contain a full waiver of subrogation clause.

          Documents and Materials. Not later than the last day of the Contingency Period, Buyer shall deliver to Seller and Escrow Holder written notice of its approval or disapproval of the documents and materials (the "Documents and Materials") enumerated on Exhibit D attached hereto and by this reference incorporated herein. Seller shall, not later than ten(10) days prior to the Close of Escrow, have obtained assignments and consents to assignments in favor of Buyer for all of Seller's interest in any of the Documents and Materials that are in the nature of an inspection report (each, an "Inspection Report") or are in the nature of a service contract (each, a "Service Contract") by means of the General Assignment referenced in Section 8(d) below; in addition, Seller shall make reasonable and good faith efforts to deliver to Buyer a written statement ( a "Reliance Letter") from each of the parties who prepared the Inspection Reports (each, an "Inspector") whereby such Inspector agrees that Buyer shall have the right to rely on such Inspection Report, notwithstanding the fact that the Inspection Report was commissioned by Seller or another party. It is understood that the actual assignment of the above will take place as of close of Escrow. In the event said assignments are not completed per above, escrow shall be extended to accommodate Seller's assignments.

          ~~Financing. Buyer may obtain a loan, equal to an amount that is up to but not more than sixty-five percent (65%) of the value of the Property, secured by a first deed of trust on the Property, from Washington Mutual. Buyer shall, concurrently with Buyer's submission to Seller of a signed counterpart of this Agreement: (i) complete the financing application attached hereto as Exhibit E (the "Financing Application") and submit the Financing Application to Washington Mutual's loan broker, Roberta Burke of Cohen Financial, 1006 Fourth Street, Suite 100, Sacramento, California 95814, and (ii) present Seller with proof reasonably satisfactory to Seller either that (x) Buyer has submitted the Financing Application, or (y) Buyer has sufficient, readily available funds to satisfy Buyer's obligations to pay the balance of the Purchase Price. Buyer acknowledges that Seller is not acting as a loan broker or lender with respect to this transaction.~~

          Seller's Representations. All representations and warranties made by Seller to Buyer in this Agreement shall be, in all material respects, true and correct as of the Close of Escrow.
        Conditions to Seller's Obligations. The Close of Escrow and Seller's obligation to consummate the transactions contemplated in this Agreement are subject to the satisfaction of the following conditions (or Seller's waiver thereof) for Seller's benefit on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in the absence of a specified date:
          Buyer's Obligations. Buyer shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Buyer.
          Buyer's Representations. All representations and warranties made by Buyer to Seller in this Agreement shall, in all material respects, be true and correct as of the Close of Escrow.
          Financing. Prior to the expiration of the Contingency Period, Buyer shall provide Seller with proof reasonably satisfactory to Seller that Buyer has ~~either~~ readily available sufficient funds, ~~or a financing commitment,~~ to satisfy Buyer's obligation to pay the balance of the Purchase Price.
        Failure of Conditions. If the conditions set forth in Sections 7(a) and 7(b) above are not satisfied or waived by the appropriate benefited party, prior to the times set forth therein, for any reason other than a default of Buyer or Seller, this Agreement shall automatically terminate, and the Deposit, and all accrued interest thereon and all other monies delivered to Escrow Holder by Buyer shall be promptly returned to Buyer, Buyer shall deliver to Seller the Documents and Materials and copies of any and all reports, studies, inspections, or other materials Buyer caused to be prepared in connection with the Property, and, the parties shall have no further obligations under this Agreement, excepting those obligations (such as Buyer's obligation to indemnify Seller pursuant to Section 7(a)(iii) above) that are expressly intended to survive termination of this Agreement. Buyer's failure to timely deliver a written notice disapproving the Property or Documents and Materials or stating that a condition for Buyer's benefit has not been satisfied shall be deemed to constitute Buyer's approval of the Property and a waiver of Buyer's right to terminate this Agreement pursuant to this Section 7.
      Deposits By Seller. At least one (1) business day prior to the Close of Escrow, Seller shall deposit with the Escrow Holder the following documents:
        Grant Deed. The Grant Deed duly executed and acknowledged in recordable form by Seller, conveying fee title to the Property.
        FIRPTA Certificate. A certification, reasonably acceptable to Buyer, duly executed by Seller under penalty of perjury, setting forth Seller's address and federal tax identification number in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445, as may be amended, of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "FIRPTA Certificate").
        California Franchise Tax Withholding. Evidence satisfactory to Buyer and Escrow Holder that Seller is exempt from the provisions of Section 18805 and 26131 of the California Revenue and Taxation Code, as amended, and that neither Buyer nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant to such provisions.
        General Assignment. An assignment (the "General Assignment"), in the form attached hereto as Exhibit F, duly executed by Seller, assigning to Buyer all of Seller's interest in the Inspection Reports and the Services Contracts.
        Assignment of Leases. An assignment of the Leases (the "Assignment of Leases"), in the form attached hereto as Exhibit G, duly executed by Seller ~~and Tenants~~, assigning to Buyer all of Seller's interest in the Leases (if any).
      Deposits By Buyer. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder:
        the funds which are to be applied towards the payment of the Purchase Price (as adjusted by the prorations and credits hereinafter provided).
        a duly executed counterpart of the General Assignment.
        a duly executed counterpart of the Assignment of Leases (if there are to be Leases encumbering the Property as of the Close of Escrow).
      Costs and Expenses.
        Reimbursement of ALTA Survey and Due Diligence Expenses. As of the Close of Escrow, Buyer shall reimburse Seller for the following costs: (i) all costs incurred by Seller in connection with the ALTA Survey referenced in Section 5 above; and (ii) all costs incurred by Seller in connection with the Inspection Reports (as defined in Section 7(a)(iv) above), including any fee charged by the Inspectors for issuing the Reliance Letters. Attached hereto as Exhibit H and by this reference incorporated herein is Seller's good faith (but non-binding) estimate of the costs to be charged to Buyer pursuant to this Section 10(a).
        Any documentary transfer tax shall be paid by Seller, and any local transfer tax shall be equally divided between Buyer and Seller. Except as otherwise specified in this Agreement, Seller and Buyer shall equally divide (a) all escrow fees and costs, and any document recording fees. Any cost charged by Escrow Holder or Title Company which is not specifically allocated to Buyer or Seller under this Agreement shall be allocated in accordance with the prevailing custom for commercial transactions in the County, and in the absence of such custom, shall be equally divided between Seller and Buyer. Except as expressly provided in Section 10(a) above, Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.
      Prorations.
        Taxes/Assessments. All non-delinquent real estate taxes and assessments on the Property shall be prorated as of 11:59 p.m. on the day prior to the Close of Escrow based on the most recent information available from the assessor's office. All delinquent taxes, bonds and assessments, if any, on the Property shall be paid at the Close of Escrow from funds accruing to Seller. All supplemental taxes billed after the Close of Escrow for periods prior to the Close of Escrow shall be paid promptly by Seller to Buyer in immediately available funds.
        Other Expenses. All other expenses for the Property (including, without limitation, those arising under the Service Contracts) shall be prorated as of 11:59 p.m. on the day prior to the Close of Escrow between the parties based upon the latest available information.
        Corrections. If any errors or omissions are made regarding adjustments and prorations as set forth herein, the parties shall make the appropriate corrections promptly upon discovery thereof. If any estimates are made at the Close of Escrow regarding adjustments or prorations, the party shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or pro-ration shall be paid in cash to the party entitled thereto, not later than twenty (20) days after the discovery of such error.
      Disbursements and other Actions by Escrow Holder. Upon Close of Escrow, the Escrow Holder shall promptly undertake all of the following in the manner herein below indicated:
        Disburse to Seller by wire transfer of funds in accordance with Seller's separate instructions, the Purchase Price and other funds owing to Seller under this Agreement, deducting therefrom all items chargeable to the account of Seller pursuant hereto.
        Cause the Grant Deed and any other instruments which the parties so direct, to be recorded in the Official Records of the County. Escrow Holder is instructed to request that the amount of the documentary transfer tax due be shown on a separate paper and affixed to the Deed by the Sacramento County Recorder after the permanent record is made.
        Deliver the Title Policy to Buyer.
        Deliver fully executed counterparts of the General Assignment to Buyer and Seller.
        Deliver fully executed counterparts of the Assignment of Leases (if any) to Buyer and Seller.
      Condition and Inspection of Property. Except as specifically provided in this Agreement, Seller makes no representation or warranty regarding the condition of the Property, its past use, or its suitability for Buyer's intended use. Buyer is relying solely upon, and as of the expiration of the Contingency Period, Buyer shall have conducted its own independent inspection, investigation, and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, any and all matters concerning the condition, use, sale, development or suitability of the Property. Buyer acknowledges and agrees that Seller has assembled the Documents and Materials to facilitate Buyer's review and analysis of the Property, but Seller has not made any representation or warranty as to, nor shall Seller have any liability whatsoever to Buyer with respect to, the completeness, accuracy or validity of any of the Documents and Materials or any other documents provided to Buyer by Seller or Seller's agents.
      Representations and Warranties.
        Seller's Representations and Warranties. Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Close of Escrow:
          Good Standing. Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation.
          Authorization. This Agreement has been duly and validly authorized, executed and delivered by Seller and no other action is requisite to the execution and delivery of this Agreement by Seller.
          No Threatened Actions. To Seller's actual knowledge, there are no actions, suits or proceedings pending against, or threatened or affecting the Property, in law or equity.
          No Third-Party Consents Are Necessary. Other than as disclosed in this Agreement, no consents or waivers of or by any third party are necessary to permit the consummation by Seller of the transactions contemplated pursuant to this Agreement.
          No Condemnation. There are no pending, or, to the Seller's actual knowledge, threatened proceedings in eminent domain, which would affect the Property.
          No Violation of Law. Seller has received no notification from any governmental agency that the Property is currently in violation of any laws.
          No Conflicts. Neither the execution and delivery of this Agreement and documents referenced herein, nor the obligations of Seller set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party.
        Buyer's Representations and Warranties. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer represents and warrants, each of which is material and is being relied upon by Seller (the continued truth and accuracy of which shall constitute a condition precedent to Seller's obligations hereunder), that as of the date of this Agreement and as of the Close of Escrow:
          Good Standing: Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation.
          Authorization. This Agreement has been duly and validly authorized, executed and delivered by Buyer and no other action is requisite to the execution and delivery of this Agreement by Buyer.
          No Third-Party Consents Are Necessary. Except as expressly set forth herein, no consents or waivers of or by any third party are necessary to permit the consummation by Buyer of the transactions contemplated by this Agreement.
          No Violation of Law. This Agreement and Buyer's performance of the obligations herein contained do not and will not contravene any provision of any present judgment, order, decree, writ or injunction, or any provision of any law or regulation currently applicable to Buyer.
          No Conflicts. Neither the execution and delivery of this Agreement and documents referenced herein, nor the obligations of Buyer set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.
        Survival of Representations. The acceptance of the Grant Deed by Buyer shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those, if any, which are herein specifically stated to survive Close of Escrow.
      Liquidated Damages. BUYER RECOGNIZES THAT THE PROPERTY WILL BE REMOVED BY THE SELLER FROM THE MARKET DURING THE EXISTENCE OF THIS AGREEMENT, AND THAT IF THIS AGREEMENT IS NOT CONSUMMATED BECAUSE OF BUYER'S DEFAULT, IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF THE DETRIMENT TO SELLER. THE PARTIES HAVE DETERMINED AND AGREED THAT THE ACTUAL AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER AS A RESULT OF ANY SUCH DEFAULT IS DIFFICULT OR IMPRACTICABLE TO DETERMINE AS OF THE DATE OF THIS AGREEMENT AND THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE AMOUNT OF SUCH DAMAGES. FOR THESE REASONS, THE PARTIES AGREE THAT IF THE CLOSE OF ESCROW DOES NOT OCCUR BECAUSE OF BUYER'S DEFAULT, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. SELLER AGREES THAT THESE LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER MONETARY RELIEF OR OTHER REMEDY, INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, AND SHALL BE SELLER'S SOLE AND EXCLUSIVE RIGHT AND REMEDY. NOTHING CONTAINED HEREIN SHALL IN ANY MANNER LIMIT THE AMOUNT OF DAMAGES OBTAINABLE PURSUANT TO AN ACTION UNDER ANY HOLD HARMLESS OR INDEMNIFICATION PROVISION HEREOF.

      Seller __________ Buyer __________

      Damage Or Condemnation Prior To Closing. Seller shall promptly notify Buyer of any casualty to the Property or any condemnation proceeding commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any material portion of the Property, Seller or Buyer may, at their option, elect either to (i) terminate this Agreement, in which event all funds deposited into Escrow by Buyer which are held by Escrow or have been released from Escrow shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, or (ii) continue the Agreement in effect, in which event upon the Close of Escrow, Buyer shall be entitled to any compensation, award, or other payments or relief attributable to the Property resulting from such casualty or condemnation proceedings.
      Indemnification. Buyer hereby agrees to indemnify, defend and hold Seller, its successors and assigns, partners, shareholders, officers, directors and/or employees harmless from and against any and all obligations, liabilities, claims, liens, encumbrances, losses, damages, costs and expenses, including, without limitation, attorneys' fees, whether direct, contingent or consequential, incurred or suffered by, or asserted or awarded against, Seller, its successors and assigns, partners, shareholders, officers, directors and/or employees relating to or arising from (i) the Property or the ownership or operation thereof subsequent to the Close of Escrow, (ii) the use subsequent to the Close of Escrow of the Property by any third party, including, without limitation, any tenant, invitee or licensee of Buyer, (iii) any breach of any covenant, representation or warranty of Buyer contained in this Agreement, or (iv) the violation of any federal, state or local law, ordinance or regulation, occurring or allegedly occurring with respect to the Property subsequent to the Close of Escrow. The obligations of Buyer under this Section 17 shall survive the Close of Escrow.
      Limitation on Recourse Against Seller.
        Buyer acknowledges that Seller has advised Buyer that Seller is organized as a limited partnership and that such limited partnership will be dissolved some time following the Effective Date, but in no event prior to six(6) months from close of escrow. Buyer agrees that in no event shall any constituent limited partner of Seller have any liability under this Agreement, and that, following the dissolution of the limited partnership, no constituent general partner of Seller shall have any liability under this Agreement.
        If Seller fails to perform any covenant or agreement of Seller contained in this Agreement within a reasonable period of time following Seller's receipt of a written demand from Buyer, Buyer, as its sole and exclusive remedy, may either: (i) terminate this Agreement and receive a refund of the Deposit; or (ii) specifically enforce this Agreement; or (iii) maintain an action for damages, provided, however, if Buyer elects to sue for damages, Buyer's recovery shall be limited to the actual out-of-pocket costs incurred by Buyer in connection with the acquisition of the Property, and in no event shall Buyer be entitled to recover damages based on lost profits or the benefit of Buyer's bargain. ~~Nevertheless, Buyer shall be entitled to recover for breach of the warranties identified in this Agreement , or for a later discovered material misrepresentation by Seller, against the individual partners of Seller.~~
        Buyer agrees that the limitations on recourse against Seller set forth in this Section 18 are a material inducement to Seller to enter into this Agreement.
      Brokers. Pursuant to a separate agreement, Seller shall pay a brokerage commission to Cornish & Carey Commercial (the "Listing Broker") in connection with this transaction, if and only if the Close of Escrow occurs, pursuant to a separate agreement between Seller and Listing Broker. Seller shall have no obligation to pay any commission or finders fee to any party other than the Listing Broker, unless (i) on the Broker Disclosure Agreement attached as Exhibit I hereto and by this reference incorporated herein (the "Broker Disclosure Agreement"), another licensed California real estate broker is identified as the "Selling Broker", and (ii) both Buyer and Selling Broker have signed the Broker Disclosure Agreement attached hereto without modification, in which event Seller shall, if and only if the Close of Escrow occurs, pay a commission to the Selling Broker equal to one and 75/100th percent (1.75%) of the Purchase Price. If any claims for brokers' or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, hold harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller hereby agrees to indemnify, hold harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.
      Exchange. Seller acknowledges that Buyer ~~may desire to structure~~ is structuring the purchase of the Property as an exchange for like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in order to defer recognition of income from the disposition of other properties. Seller agrees to reasonably cooperate with Buyer to accomplish such exchange, provided that any and all costs associated with said exchange shall be borne solely by Buyer and shall in no way be attributable to Seller. In no event shall Seller be required to take title to the exchanged properties to effectuate the tax deferred exchange contemplated by this Section, nor shall Seller be obligated to extend the date that the Close of Escrow is scheduled to occur in order to accommodate such exchange.
      Assignment. Buyer may not assign its right, title or interest in this Agreement to any other party without the prior written consent of Seller, which determination may be withheld in Seller's sole and absolute discretion. Buyer may, however, assign this Agreement and all of Buyer's rights under it to an entity owned or controlled by Buyer, subject to the terms of this Agreement, provided that (i) such assignee assumes, in a writing reasonably acceptable to Seller, all of the obligations of Buyer, (ii) Seller receives prior written notice of such assignment, (iii) the original Buyer remains fully liable for all obligations under this Agreement, and (iv) the assignee agrees to execute all documents and perform all obligations of Buyer as if such assignee were the original Buyer under this Agreement.
      Miscellaneous.
        Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
        Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.
        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.
        Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom.
        Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, superseded, canceled or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.
        Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.
        Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties to create the relationship of principal and agent, a partnership, joint venture or any other association between Buyer and Seller.
        Interpretation. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs, sections, subparagraphs, and subsections are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference.
        Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.
        Days of Week. If any date for performance herein falls on a Saturday, Sunday or holiday, as defined in Section 6700 of the California Government Code, the time for such performance shall be extended to 5:00 p.m. on the next business day.
        No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto to, any person or entity other than the Seller and Buyer named herein.
        Notices. All notices, demands, consents, requests or other communications required to or permitted to be given pursuant to this Agreement shall be in writing, shall be given only in accordance with the provisions of this Section 22(l), shall be addressed to the parties in the manner set forth below, and shall be conclusively deemed to have been properly delivered: (a) upon receipt when hand delivered during normal business hours (provided that, notices which are hand delivered shall not be effective unless the sending party obtains a signature of a person at such address that the notice has been received); (b) upon receipt when sent by facsimile to the number set forth below (provided, however, that notices given by facsimile shall not be effective unless the receiving party delivers the notice also by one other method permitted under this Section); (c) upon the day of delivery if the notice has been deposited in a authorized receptacle of the United States Postal Service as first-class, registered or certified mail, postage prepaid, with a return receipt requested (provided that, the sender has in its possession the return receipt to prove actual delivery); or (d) one (1) business day after the notice has been deposited with either Federal Express or United Parcel Service or other nationally recognized over night delivery service to be delivered by overnight delivery (provided that, the sending party receives a confirmation of actual delivery from the courier). The addresses of the parties to receive notices are as follows:

        To Seller: c/o Capital Builders, Inc.

        1130 Iron Point Road, Suite 170

        Folsom, California 95630

        Attn: Michael J. Metzger

        Phone: (916) 353-0500

        Facsimile: (916) 353-5227

        To Escrow Holder: First American Title Insurance Company

        1610 Arden Way, Suite 190

        Sacramento, California 95825

        Attn: Carolyn Holzapple Hunt

        Phone: (916) 920-3100

        Facsimile: (916) 927-8712

        To Buyer: Browne Cattle Co. A Calif. Corporation

        2880 Spenceville Road

        Wheatland, CA 95692

        Attn: Monroe Browne

        Phone: 530 633-2510

        Facsimile: 530 633-2510

        With a copy to

        Jay Crofoot

        Trustee for Browne Cattle Co. Irrevocable Trust

        PO Box 53188

        Lubbock, Texas

        79453

        Notice of change of address shall be given by written notice in the manner described in this Section.

        Representation by Legal Counsel. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against either Seller or Buyer based upon authorship of any of the provisions of this Agreement. Seller and Buyer each hereby warrant, represent and certify to the other as follows: (a) that the contents of this Agreement have been completely and carefully read by the representing party and legal counsel for the representing party; (b) that the representing party has been separately represented by legal counsel and the representing party is satisfied with such representation; (c) that the representing party's legal counsel has advised the representing party of, and the representing party fully understands, the legal consequences of this Agreement; and (d) that no other person (whether a party to this Agreement or not) has made any threats, promises or representations of any kind whatsoever to induce the execution hereof, other than the performance of the terms and provisions hereof.
  Rent Guarantee

Seller shall guarantee rents for a period of twelve(12) months from close of escrow on suite 106 in the amount of Six Hundred Forty Eight Dollars per month, plus proportionate amount of building triple Net(NNN) expenses.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.
BUYER: Browne Cattle Co., A Calif. Corporation By: Monroe Browne Its: President Date:	SELLER: CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership By: Capital Builders, Inc., a California corporation, General Partner By: Michael J. Metzger, President Date:

EXHIBIT A

Real property in the unincorporated area of the County of Sacramento, State of California, described as follows:

Lot 5 as shown the Map entitled "Subdivision No. 01-0756 of Highlands 80" filed in the Office of the County Recorder of Sacramento County, California on May 21, 2002 in Book 297 of Maps, at page 3.

APN: 240-0550-065-0000

240-0550-065-(new)

EXHIBIT B

First American Title Company

Escrow General Provisions

The parties understand and acknowledge:

1. Deposit of Funds & Disbursements

All funds shall be deposited in general escrow accounts in a federally insured financial institution including those affiliated with Escrow Holder ("depositories"). All disbursements shall be made by Escrow Holder's check or by wire transfer unless otherwise instructed in writing. The Good Funds Law requires that Escrow Holder have confirmation of receipt of funds prior to disbursement. Escrow Holder may receive certain financial benefits from the depository institutions as a result of maintaining the general escrow accounts and its on-going banking relationship with that institution and such benefits will belong solely to Escrow Holder.

2. Disclosure of Possible Benefits to Escrow Holder

As a result of Escrow Holder maintaining its general escrow accounts with the depositories, Escrow Holder may receive certain financial benefits such as an array of bank services, accommodations, loans, or other business transactions from the depositories ("collateral benefits"). All collateral benefits shall accrue to the sole benefit of Escrow Holder and Escrow Holder shall have no obligation to account to the parties to this escrow for the value of any such collateral benefits.

3. Miscellaneous Fees

Escrow Holder may incur certain additional costs on behalf of the parties for services performed by third party providers. The fees charged by Escrow Holder for such services may include a mark up over the direct cost of such services to reflect administrative and overhead charges of Escrow Holder for coordinating such services.

4. Prorations & Adjustments

The term "close of escrow" means the date on which documents are recorded. All prorations and/or adjustments shall be made to the close of escrow based on a 30-day month, unless otherwise instructed in writing.

5. Recordation of Documents

Escrow Holder is authorized to record documents delivered through this escrow which are necessary or proper for the issuance of the requested title insurance policy(ies). Buyer will provide a completed Preliminary Change of Ownership Report form ("PCOR"). If Buyer fails to provide the PCOR, Escrow Holder shall close escrow and charge Buyer any additional fee incurred for recording the documents without the PCOR. Escrow Holder is released from any liability in connection with same.

6. Personal Property Taxes

No examination, UCC search, insurance as to personal property and/or the payment of personal property taxes is required unless otherwise instructed in writing.

7. Supplemental Real Property Taxes

Supplemental taxes may be assessed as a result of a change in ownership or completion of construction. Adjustments due either party based on a supplemental tax bill will be made by the parties outside of escrow and Escrow Holder is released of any liability in connection with same.

8. Cancellation of Escrow

Any party desiring to cancel this escrow shall deliver written notice of cancellation to Escrow Holder. Within a reasonable time after receipt of such notice, Escrow Holder shall send by regular mail to the address on the escrow instructions, one copy of said notice to the other party(ies). Unless written objection to cancellation is delivered to Escrow Holder by a party within 10 days after date of mailing, Escrow Holder is authorized, at its option, to comply with the notice and terminate the escrow. If a written objection is received by Escrow Holder, Escrow Holder is authorized, at its option, to hold all funds and documents in escrow (subject to the funds held fee) and to take no other action until otherwise directed by either the parties' mutual written instructions or a final order of a court of competent jurisdiction. If no action is taken on this escrow within 6 months after the closing date specified in the escrow instructions, Escrow Holder's obligations shall, at its option, terminate. Upon termination of this escrow, the parties shall pay all fees, charges and reimbursements due to Escrow Holder and all documents and remaining funds held in escrow shall be returned to the parties depositing same.

9. Conflicting Instructions & Disputes

If Escrow Holder becomes aware of any conflicting demands or claims concerning this escrow, Escrow Holder shall have the right to discontinue all further acts on Escrow Holder's part until the conflict is resolved to Escrow Holder's satisfaction. Escrow Holder has the right at its option to file an action in interpleader requiring the parties to litigate their claims/rights. If such an action is filed, the parties jointly and severally agree (a) to pay Escrow Holder's cancellation charges, costs (including the funds held fees) and reasonable attorney's fees, and (b) that Escrow Holder is fully released and discharged from all further obligations under the escrow. If an action is brought involving this escrow and/or Escrow Holder, the parties agree to indemnify and hold the Escrow Holder harmless against liabilities, damages and costs incurred by Escrow Holder (including reasonable attorney's fees and costs) except to the extent that such liabilities, damages and costs were caused by the gross negligence or willful misconduct of Escrow Holder.

10. Usury

Escrow Holder is not to be concerned with usury as to any loans or encumbrances in this escrow and is hereby released of any responsibility and/or liability therefore.

11. Amendments to Escrow Instructions

Any amendment to the escrow instructions must be in writing, executed by all parties and accepted by Escrow Holder. Escrow Holder may, at its sole option, elect to accept and act upon oral instructions from the parties. If requested by Escrow Holder the parties agree to confirm said instructions in writing as soon as practicable. The escrow instructions as amended shall constitute the entire escrow agreement between the Escrow Holder and the parties hereto with respect to the subject matter of the escrow and shall supersede all prior agreements.

12. Insurance Policies

In all matters relating to insurance, Escrow Holder may assume that each policy is in force and that the necessary premium has been paid. Escrow Holder is not responsible for obtaining fire, hazard or liability insurance, unless Escrow Holder has received specific written instructions to obtain such insurance prior to close of escrow from the parties or their respective lenders.

13. Copies of Documents; Authorization to Release

Escrow Holder is authorized to rely upon copies of documents, which include facsimile, electronic, NCR or photocopies as if they were an originally executed document. If requested by Escrow Holder, the originals of such documents shall be delivered to Escrow Holder. Escrow Holder may withhold documents and/or funds due to the party until such originals are delivered. Documents to be recorded MUST contain original signatures. Escrow Holder may furnish copies of any and all documents to the lender(s), real estate broker(s), attorney(s) and/or accountant(s) involved in this transaction upon their request.

14. Execution in Counterpart

The escrow instructions and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute the same instruction.

15. Tax Reporting, Withholding & Disclosure

The parties are advised to seek independent advice concerning the tax consequences of this transaction, including but not limited to, their withholding, reporting and disclosure obligations. Escrow Holder does not provide tax or legal advice and the parties agree to hold Escrow Holder harmless from any loss or damage that the parties may incur as a result of their failure to comply with federal and/or state tax laws. WITHHOLDING OBLIGATIONS ARE THE EXCLUSIVE OBLIGATIONS OF THE PARTIES. ESCROW HOLDER IS NOT RESPONSIBLE TO PERFORM THESE OBLIGATIONS UNLESS ESCROW HOLDER AGREES IN WRITING.

Tax Reporting Requirements

A. Taxpayer Identification Number Reporting

Federal law requires Escrow Holder to report Seller's social security number and/or tax identification number, forwarding address, and the gross sales price to the Internal Revenue Service ("IRS"). Escrow cannot be closed nor any documents recorded until the information is provided and Seller certifies its accuracy to Escrow Holder.

B. State & Federal Withholding & Reporting

A buyer may be required to withhold and deliver to the Franchise Tax Board an amount equal to 3.33% of the sales price of a California real property interest by either: 1) a seller who is an individual with either a last known street address outside of California or when the seller's disbursement instructions direct the proceeds to be sent to a financial intermediary of the seller; OR 2) a corporate seller which has no permanent place of business in California. The buyer may become subject to a penalty in an amount equal to the greater of 10% of the amount required to be withheld or $500. However, the buyer is not required to withhold any amount and will not be subject to penalty for failure to withhold if: a) the sales price of the California real property interest conveyed does not exceed $100,000; b) the seller executes a written certificate, under the penalty of perjury, certifying that the seller is a resident of California, or if a corporation, has a permanent place of business in California; OR c) the seller, who is an individual, executes a written certificate, under the penalty of perjury, that the California real property being conveyed is the seller's principal residence. The California Franchise Tax Board may grant reduced withholding or waivers. To obtain additional information regarding California withholding, contact the Franchise Tax Board, Withhold at Source Unit, P. O. Box 651, Sacramento, CA 95812-0651 (916/845-4900).

Certain federal reporting and withholding requirements exist for real estate transactions where the seller (transferor) is a non-resident alien, a non-domestic corporation or partnership, a domestic corporation or partnership controlled by non-residents or non-resident corporations or partnerships.

C. Taxpayer Identification Disclosure

Parties to a residential real estate transaction involving seller-provided financing are required to furnish, disclose, and include taxpayer identification numbers in their tax returns. Escrow Holder is not obligated to transmit the taxpayer identification numbers to the IRS or to the parties. Escrow Holder is authorized to release any party's taxpayer identification numbers to any other party upon receipt of a written request. The parties hereto waive all rights of confidentiality regarding their respective taxpayer identification numbers and agree to hold Escrow Holder harmless against any fees, costs, or judgments incurred and/or awarded because of the release of taxpayer identification numbers.

EXHIBIT C

List of Leases, per Section 5 of the Agreement

Brinks Home Security

Gale Corporation

Investigations & Solutions, Inc.

Melco Industries, Inc.

Department of Transportation

Sign Management Company

Benjamin D. & Cleone Heaps

General Electric Company

EXHIBIT D

List of Documents and Materials to be provided to Buyer for Due Diligence, per Section 7(a)(iv) of the Agreement

Rent Roll with Tenant History

Operating Expenses & Pro Forma 2003

2002 Expenses - Year to Date

2003 Association Budget

County Tax Bills

Floor Plans

Parking Allocations

Building & Sign Standards

Transportation Management Program

Building System Reports

Phase I Environmental

FEMA Information

ALTA Survey

Vendor Contracts

Personal Property List

Complete Leases

EXHIBIT E

Financing Application, per Section 7(a)(v) of the Agreement

EXHIBIT F

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT ("Assignment") is dated as of _________________, 2002, and is entered into by and between CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership ("Assignor"), and __________________________________, a ____________________________ ("Assignee"), with reference to the following facts:

RECITALS

A. Assignor and Assignee have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions ("Agreement") dated _________________, 2002, providing for the purchase by Assignee from Assignor of certain real property (the "Property") described in the Agreement.

B. Assignor has entered into, or is otherwise bound by, certain contracts ("Service Contracts") in connection with the Property which Assignor has agreed to assign to Assignee upon Assignee's purchase of the Property. A list of the Service Contracts is attached hereto as Schedule 1.

C. Assignor has obtained certain inspection reports (the "Inspection Reports") with respect to the Property, which Assignor has agreed to assign to Assignee upon Assignee's purchase of the Property. A list of the Inspection Reports is attached hereto as Schedule 2.

D. This Assignment is executed to effectuate the transfer to Assignee of all of Assignor's rights, title and interest in and to the Service Contracts and the Inspection Reports pursuant to the provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Assignment and Acceptance.

(a) Assignor hereby remises, releases and quitclaims to Assignee, without warranty or recourse, all of Assignor's right, title and interest in and to the Service Contracts and Inspection Reports.

(b) Assignee hereby accepts the foregoing assignment and agrees to keep, perform and fulfill all of the terms, covenants, conditions, duties and obligations which are required to be kept, performed and fulfilled by the Assignor under the Service Contracts and the Inspection Reports.

2. Indemnification by Assignee. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all claims, costs, demands, losses, damages, liabilities, lawsuits, actions and other proceedings in law or in equity or otherwise, judgments, awards and expenses of every kind and nature whatsoever, including, without limitation, attorneys' fees, arising out of or relating to, directly or indirectly, in whole or in part, the Service Contracts or the Inspection Reports.

3. Covenants of Further Assurances. Assignor and Assignee each agree to execute such other documents and perform such other acts as may be necessary or desirable to effectuate this Assignment.

4. Attorneys' Fees. In the event of any action or suit by either party hereto against the other arising from or interpreting this Agreement, the prevailing party in such action or suit shall, in addition to such other relief as may be granted, be entitled to recover its costs of suit and actual attorneys' fees.

5. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

6. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.
ASSIGNOR:	ASSIGNEE:
CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership By: Capital Builders, Inc., a California corporation General Partner By: Its: Date:	a By: Its: Date:

SCHEDULE 1 TO EXHIBIT F

List of Service Contracts

Service	Vendor Name
Waste Removal	Browning Ferris
Sweeping	Wells Sweeping
Security	Austin Security Patrol
Pest Control	Clark Pest Control
Landscaping	Cimarron
HVAC	Summit Air Co.
Fire Monitoring	ADT Security Services
Elevator	Otis Elevator

SCHEDULE 2 TO EXHIBIT F

List of Inspection Reports

HVAC Report
Roof Report
Structural Report
Phase I Environmental
ALTA Survey

EXHIBIT G

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES ("Assignment") is dated as of ___________________ 20__, and is entered into by and between CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership ("Assignor"), and __________________________________, a ______________________ ("Assignee"), with reference to the following facts:

RECITALS

A. Assignor and Assignee have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions ("Agreement") dated _________________, 20__, providing for the purchase by Assignee from Assignor of certain real property (the "Property") described in the Agreement.

B. Assignor is the landlord under certain leases and rental agreements (collectively, the "Leases") with tenants located on the Property, which Assignor has agreed to assign to Assignee upon its purchase of the Property. A list of all Leases (including tenant security and other deposits) is set forth in the Rent Roll attached hereto as Schedule 1.

C. This Assignment is executed to effectuate the transfer to Assignee of all of Assignor's rights, title and interest in and to the Leases pursuant to the provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Assignment and Acceptance.

(a) Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all right, title and interest of Assignor, as landlord or otherwise, in the Leases.

(b) Assignee hereby accepts and agrees to perform all of the terms, covenants and conditions of the Leases on the part of the landlord therein required to be performed from and after the Close of Escrow, as defined in the Agreement, including, but not limited to, the obligation to repay in accordance with the terms of the Leases to the tenants thereunder security and other deposits.

2. Indemnification by Assignee. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all claims, costs, demands, losses, damages, liabilities, lawsuits, actions and other proceedings in law or in equity or otherwise, judgments, awards and expenses of every kind and nature whatsoever, including, without limitation, attorneys' fees, arising out of or relating to, directly or indirectly, in whole or in part, the Leases.

3. Covenants of Further Assurances. Assignor and Assignee each agree to execute such other documents and perform such other acts as may be necessary or desirable to effectuate this Assignment.

4. Attorneys' Fees. In the event of any action or suit by either party hereto against the other arising from or interpreting this Agreement, the prevailing party in such action or suit shall, in addition to such other relief as may be granted, be entitled to recover its costs of suit and actual attorneys' fees.

5. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

6. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date and year first above written.

ASSIGNOR:

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership

By: Capital Builders, Inc., a California corporation
General Partner

By:______________________________________

Its:

Date:

ASSIGNEE: By: Its: Date:

SCHEDULE 1 TO EXHIBIT G

RENT ROLL

EXHIBIT H

Good Faith Estimate of Buyer's Costs under Section 10(a) of the Agreement

EXHIBIT I

Broker Disclosure Agreement

Broker Representations:

Buyer and Seller understand that Cornish & Carey Commercial ("Listing Broker") has not made any investigation or determination regarding the value of the Property; the present or future use of the Property; any possible violations of any federal, state, county, or municipal ordinances, statutes, zoning; proposed acquisition of the Property by the federal, state, county or municipal governments; the accuracy of income and expense information; existence or content of any leases; the existence of physical defects in the Property, the size of the Property or the size of any improvements, and Buyer and Seller hereby release Listing Broker from any liability relating thereto and agree that such investigation and determination has been Buyer's sole responsibility and Listing Broker shall not be held responsible therefor. Buyer is advised that any representation of square footage with respect to the Property and any improvements thereon are approximations only, which may be inaccurate. Buyer acknowledges that the Purchase Price is not based on the square footage of any improvements or lot size.

Disclosure Language

Various laws, regulations, and policies require us to disclose the following information:

1. Alquist-Priolo Notification; Alquist-Priolo Special Earthquake Studies Zone Act: The Property described above is or may be situated in a "Special Study Zone" as designated under the Alquist-Priolo Special Studies Zone Act, Sections 2621-2630, inclusive, of the California Public Resources Code; and, as such, the construction or development on the Property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California, unless such report is waived by the city or county under the terms of that act. No representations on the subject are made by Seller or by Cornish & Carey Commercial, or its agents or employees, and the Buyer should make his/her/its own inquiry or investigation.

2. Notification re: National Flood Insurance Program: The Property is or may be located in a Special Flood Hazard Area on United States Department of Housing and Urban Development (H.U.D.) "Special Flood Zone Area Maps". Federal law requires that as a condition of obtaining federally related financing on most properties located in "flood zones", banks, savings and loan associations, and some insurance lenders require flood insurance be carried where the property, real or personal, is security for a loan. This requirement is mandated by the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973. Cities or counties may have adopted building or zoning restrictions, or other measures which could affect the value of the property. Lessee/Buyer should contact the city or county in which the property is located to determine any such restrictions. The extent of coverage available in this area and the cost of this coverage may vary, and for further information, Lessee/Buyer should consult a lender or insurance carrier.

3. Hazardous Wastes of Substances and Underground Storage Tanks: Comprehensive federal and state laws and regulations have been enacted in the past several years in an effort to control the use, storage, handling, clean-up, removal and disposal of hazardous wastes or substances. Some of these laws and regulations (such as, for example, the Comprehensive Environmental Response Compensation and Liability Act [CERCLA]) provide for broad liability on the part of owners, tenants or other users of the property for clean-up costs and damages regardless of fault. Other laws and regulations set standards for the handling of asbestos, and establish requirements for the use, modification, abandonment, and closure of underground storage tanks.

It is not practical or possible to list all such laws and regulations in this Notice. Therefore, Sellers and Buyers are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice, as well as all other aspects of the proposed transaction. If hazardous wastes or substances have been, or are going to be used, stored, handled or disposed of on the Property, or if the Property has or may have underground storage tanks, it is essential that legal and technical advice be obtained to determine, among other things, the nature of permits and approvals which have been obtained or may be required; the estimated costs and expenses associated with the use, storage, handling, clean-up, disposal or removal of hazardous wastes or substances; and the nature and extent of contractual provisions necessary or desirable in this transaction. Listing Broker recommends expert assistance and site investigation to determine past uses of the property, which may provide valuable information as to the likelihood of hazardous wastes or substances, or underground storage tanks, being on the Property.

Seller agrees to disclose to Listing Broker and to Buyer any and all information which he/she/it has regarding present and future zoning and environmental matters affecting the Property and regarding the condition of the Property, including, but not limited to structural, mechanical and soils conditions, the presence and location of asbestos, PCB transformers, other toxic, hazardous or contaminated substances, and underground storage tanks, in, on, or about the Property.

Listing Broker has conducted no investigation regarding the subject matter hereof, except as may be contained in separate written document signed by Listing Broker. Listing Broker makes no representations concerning the existence or nonexistence of hazardous wastes or substances, or underground storage tanks, in, on, or about the Property. Buyer should contact a professional, such as a civil engineer, industrial hygienist or other persons with experience in these matters, to advise on these matters.

The term "hazardous wastes or substances" is used herein in its very broadest sense and includes, but is not limited to, petroleum based products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCB's and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property. This Notice is intended to apply to any transaction involving any type of real property, whether improved or unimproved.

4. The Americans With Disabilities Act: Please be advised that an owner or tenant of real property may be subject to the Americans With Disabilities Act (the ADA). The Act requires owners and tenants of "public accommodations" to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. You are advised to consult your attorney with respect to the application of this Act to the Property. Cornish & Carey Commercial cannot give you legal advice on this Act or its requirements.

5. Listing Broker Disclosure: The parties hereby expressly acknowledges that Listing Broker has made no independent determination or investigation regarding, but not limited to, the following: present or future use of the Property; environmental matters affecting the Property; the condition of the Property, including, but not limited to structural, mechanical and soils conditions, as well as issues surrounding hazardous wastes or substances as set out above; violations of the Occupational Safety and Health Act or any other federal, state, county or municipal laws, ordinances, or statutes; measurements of land and/or buildings. Lessee/Buyer agrees to make its own investigation and determination regarding such items.

6. Listing Broker Representation (Dual Agency)

(DELETE IF N/A). Seller and Buyer acknowledge that Listing Broker is the agent of both Seller and Buyer. Seller and Buyer hereby consent to such dual representation and waive any possible conflict of interest arising out of such dual agency. A dual agency is obligated to disclose to both parties all material facts or confidential information that could affect Seller's or Buyer's decision to enter into the transaction. Listing Broker, however, will not disclose to Buyer the price that Seller is willing to accept, nor to Seller the price that Buyer is willing to pay, without the express permission of the other party.

Receipt of a copy of this Notice and Agreement is hereby acknowledged.

Acknowledged and Agreed:
SELLER: CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership By: Capital Builders, Inc., a California corporation, General Partner By: Michael J. Metzger, President Date:	BUYER: _______________, a ____________ By: Its: Date:
LISTING BROKER: CORNISH & CAREY COMMERCIAL By: Its: Date:
SELLING BROKER (if any): By: Its: Date:

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